SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date Of Report (Date of earliest event reported): July 1, 2004

K2 INC.

(Exact name of the registrant as specified in its charter)

Delaware	1-4290	95-2077125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2051 PALOMAR AIRPORT ROAD, CARLSBAD, CA 92009

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 494-1000

N/A

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

A copy of K2 Inc.’s press release, dated July 1, 2004, announcing its acquisition of Marmot Mountain, Ltd. is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.

Item 5. Other Events and Required FD Disclosure.

A copy of K2 Inc.’s press release, dated July 1, 2004, announcing the consummation of its private placement of its senior notes, its offering of its common stock and its amendment and restatement of its credit facility is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired. No financial statements are required by this Item.

(b) Pro Forma Financial Information. No financial statements are required by this Item.

(c) Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Item
99.1	Press Release, dated July 1, 2004.

99.2	Amended and Restated Credit Agreement, dated as of July 1, 2004, among K2 Inc., the subsidiaries of K2 Inc. party thereto and identified therein, certain lenders party thereto, General Electric Capital Corporation, as Syndication Agent, Bank One, NA, as Collateral Agent, Bank of America N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2004	K2 INC.

	By:	/s/ JOHN J. RANGEL
John J. Rangel Senior Vice President and Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Item
99.1	Press Release, dated July 1, 2004.

99.2	Amended and Restated Credit Agreement, dated as of July 1, 2004, among K2 Inc., the subsidiaries of K2 Inc. party thereto and identified therein, certain lenders party thereto, General Electric Capital Corporation, as Syndication Agent, Bank One, NA, as Collateral Agent, Bank of America N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, and JPMorgan Chase Bank, as Administrative Agent.

4